S:\funds\general\t6amnd.doc
                                 AMENDMENT NO. 1
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                                COLONIAL TRUST VI


         WHEREAS, Section 1 of Article I of the Agreement and Declaration of Trust (Declaration of Trust) dated December 30, 1991, as amended, of Colonial Trust VI (Trust), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of Shareholders of the Trust.

         WE, THE UNDERSIGNED, being a majority of the Trustees of Colonial Trust VI, do hereby certify that the undersigned have determined to conduct the business of the Trust under the name "Liberty Funds Trust VI" and have authorized the following amendment to said Declaration of Trust:

         Section 1 of Article I is hereby amended to read in its entirety as follows:

                Section 1. This Trust shall be known as "Liberty Funds Trust VI" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

         The foregoing Amendment shall become effective as of April 1, 1999.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this April 1, 1999.

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Robert J. Birnbaum                                              William E. Mayer
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Tom Bleasdale                                                   James L. Moody, Jr.
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John V. Carberry                                                John J. Neuhauser
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Lora S. Collins                                                 Thomas E. Stitzel
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James E. Grinnell                                               Robert L. Sullivan
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Richard W. Lowry                                                Anne-Lee Verville
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Salvatore Macera


Commonwealth of Massachusetts               )
                                            )ss.
County of Suffolk                           )

         Then  personally   appeared  the  above-named   Trustees  and  executed
Amendment No. 1 to the Agreement and Declaration of Trust of Colonial Trust VI as their free act and deed, before me, this March 18, 1999.

                                                                 Mary P. Mahoney
                                                                 Notary Public

                                                My Commission Expires: 2/22/2002